Exhibit 99.1
420 Lexington Avenue : New York, NY 10170 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2015 RESULTS
•Increases Dividend 9%
•Increases Small Shop Occupancy by 140 Basis Points
•Achieves New Lease Rent Spreads of 49%
•Achieves Same Property NOI Growth of 3.6%
•Increases FFO per Share by 9%
•Updates Progress of Raising the Bar Initiative
•Appoints Michael Hyun Chief Investment Officer

NEW YORK, October 26, 2015 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its results of operations for the third quarter ended September 30, 2015.

Third Quarter 2015 Operating Results

	Three Months Ended
	9/30/2015	9/30/2014	Change
Percent leased	92.6%	92.7%	(10) basis points
Percent leased: anchors (≥ 10K SF)	96.2%	97.0%	(80) basis points
Percent leased: small shop (< 10K SF)	84.0%	82.6%	+140 basis points
New lease average annualized base rent (“ABR”) / SF	$16.35	$13.20	+23.9%
Total rent spread (cash)	15.2%	13.9%	+130 basis points
Portfolio ABR / SF	$12.68	$12.10	+4.8%

“Our operating performance continues to demonstrate the internal growth opportunity embedded within our portfolio, and when combined with our Raising the Bar efforts, drives value creation within the Brixmor enterprise. The ongoing transformation of our portfolio is evident in our results with same property net operating income (“same property NOI”) growing 3.6%, our new lease ABR per square foot at $16.35, 29% above in-place rents and rents spreads healthy at 15%. The dividend increase continues to track our earnings growth,” stated Michael Carroll, Chief Executive Officer. “The appointment of Michael Hyun as Chief Investment Officer enhances our management depth as we position our Company for the long-term.”

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.245 per common share (equivalent to $0.98 per annum) for the fourth quarter of 2015, which represents a 9% increase.

•	The dividend is payable on January 15, 2016 to stockholders of record on January 6, 2016, representing an ex-dividend date of January 4, 2016.

Financial Highlights
FFO

•
FFO attributable to stockholders and non-controlling interests convertible into common stock increased by 9% to $156.2 million, or $0.51 per diluted share, as compared with $144.2 million, or $0.47 per diluted share, for the three months ended September 30, 2015 and September 30, 2014, respectively.

•
For the nine months ended September 30, 2015 and September 30, 2014 (on an actual and pro forma basis), FFO attributable to stockholders and non-controlling interests convertible into common stock was $444.4 million, or $1.46 per diluted share and $416.9 million, or $1.37 per diluted share, respectively.

•
For the three months ended September 30, 2015, results include the impact of approximately $4.1 million, or $0.01 per diluted share, of a $3.9 million adjustment of pre-initial public offering (“IPO”) tax reserves and $0.1 million gain related to the prepayment of debt.

•
For the nine months ended September 30, 2015, results include the impact of approximately ($6.5) million, or ($0.02) per diluted share, of a ($9.9) million non-cash, non-recurring charge related to pre-IPO compensation programs, a $3.9 million adjustment of pre-IPO tax reserves and ($0.6) million of costs related to the prepayment of debt and property acquisition related expenses.  For the nine months ended September 30, 2014 (on a pro forma basis), results include the impact of costs related to the prepayment of debt of ($2.6) million, or ($0.01) per diluted share.

Net Income

•
For the three months ended September 30, 2015 and September 30, 2014, net income attributable to common stockholders was $53.8 million, or $0.18 per diluted share and $27.0 million, or $0.11 per diluted share, respectively.

•
For the nine months ended September 30, 2015 and September 30, 2014 (on an actual basis), net income attributable to common stockholders was $138.3 million, or $0.46 per diluted share and $65.9 million, or $0.28 per diluted share, respectively.

Same Property NOI

•
Same property NOI for the three months ended September 30, 2015 increased 3.6% from the comparable 2014 period due to growth in rental income driven by strong leasing spreads as the Company continues to harvest the below-market leases inherent in its portfolio.

•	Same property NOI for the first nine months of 2015 increased 3.5% from the comparable 2014 period.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Portfolio and Investment Activity
Anchor Space Repositioning / Redevelopment / Outparcel Development

•	During the third quarter, the Company completed five anchor space repositioning projects and added 14 anchor space repositioning projects and three outparcel development projects to its pipeline.

•	At September 30, 2015, the anchor space repositioning / outparcel development pipeline was comprised of 48 projects, the aggregate cost of which is expected to be approximately $110.6 million.

“Raising the Bar” Campaign

•
The Company is continuing to execute its “Raising the Bar” initiative, which utilizes strategic leasing, anchor space repositioning and redevelopment to enhance tenant quality and portfolio value. Specific initiatives involve upgrading and transforming its centers’ merchandise mix with best-in-class anchors to drive higher sales, traffic and small shop leasing, while elevating center appeal to improve rent levels, shopping center net operating income and asset valuation.

•
Since starting the initiative in 2011, the Company has executed 355 new anchor leases, accelerating follow-on small shop leasing at strong rent levels, with new leases signed at $21.18 per square foot as compared with in-place rents of $12.68 per square foot and small shop occupancy increasing 450 basis points.

•
In 2014, the Company identified 160 shopping centers offering similar opportunities as candidates for the “Raising the Bar” initiative, and in 2015 added another 30 projects to the pipeline, both including the current anchor space repositioning / outparcel development pipeline discussed above.

•
The Company has posted a more detailed presentation on the initiative entitled “Raising the Bar - An Organizational Focus on Shopping Center Transformation” at www.brixmor.com in the Investors section.

The Great Atlantic & Pacific Tea Company (“A&P”) Transaction

•
The Company has entered into an agreement to acquire three A&P leases aggregating 124,000 square feet during a bankruptcy auction, including store locations in Long Island and Westchester County, New York. On average, the ABR per square foot for the three leases was $6.59.

•	The Company intends to reposition and upgrade these anchor stores over the next twelve months, while marking-to-market the significantly below market rents.

Capital Structure

•
In August 2015, the Company’s operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), completed an offering of $500 million aggregate principal amount of 3.875% Senior Notes due 2022 at 99.223% of par value.

•
Proceeds from the offering were utilized to repay outstanding indebtedness, including borrowings under the Company’s $1.25 billion unsecured revolving credit facility and $125 million aggregate principal amount of senior unsecured notes held at an indirect subsidiary of the Company, Brixmor LLC. As a consequence of the repayment of these notes, going forward the credit rating agencies will rate only Brixmor Property Group and its Operating Partnership and will no longer rate Brixmor LLC.

•	At September 30, 2015, the Company had increased its unencumbered asset pool to 56% of its properties from 40% at December 31, 2013.

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Executive Appointment

•
On October 22, 2015, the Company announced the appointment of Michael Hyun as Chief Investment Officer, effective December 14, 2015. His primary responsibilities will be the strategic and day-to-day oversight of business development, portfolio management and capital recycling for Brixmor. The appointment augments the Company’s capabilities in sourcing and evaluating business development and strategic opportunities through Mr. Hyun’s extensive experience and real estate relationships developed over the past decade at Morgan Stanley in its Real Estate Investing group.

Guidance

•
The Company has revised its FFO attributable to stockholders and non-controlling interests convertible into common stock per common share - diluted expectations for 2015 to $1.96 - $1.98, an expected increase of 9% to 10% over 2014.

Additional updated assumptions of the Company’s 2015 guidance include and can be found on page 51 of its Supplemental Disclosure:

	3Q2015 Updated Guidance	2Q2015 Previous Guidance
	2015E	2015E
FFO per common share - diluted	$1.96 - $1.98	$1.94 - $2.00
Same property NOI	3.5 - 3.7%	3.0 - 3.7%
Percent leased (at year-end)	92.3 - 92.5%	93.0 - 93.5%
Total leasing related capital expenditures	$155 - $175M	$155 - $175M
Anchor space repositioning and redevelopment related spending	$90 - $105M	$85 - $100M
General and administrative expenses (1)	$91 - $93M	$89 - $91M
Interest expense (2)	$258 - $260M	$256 - $265M
(1) Includes non-cash, non-recurring charge related to pre-IPO compensation programs.
(2) Excludes capitalized interest, deferred financing cost amortization and debt premium and discount amortization, net.

The following table provides a reconciliation of the range of 2015 estimated FFO attributable to stockholders and non-controlling interests convertible into common stock to net income attributable to common stockholders.

(Unaudited, dollars in millions, except per share amounts)
	2015E	2015E Per Common Share - Diluted
Net income attributable to common stockholders	$181 - $191	$0.59 - $0.63
Depreciation and amortization	($415 - $411)	($1.36 - $1.35)
FFO attributable to stockholders and non-controlling interests convertible into common stock	$596 - $602	$1.96 - $1.98

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

Connect With Brixmor

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

Pro Forma Results
Pro forma results reflect the distribution of 36 properties to certain investment funds affiliated with the Blackstone Group L.P. during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014 for the purpose of the unaudited pro forma consolidated statements of operations. A reconciliation of results of operations to actual results of operations is presented in the attached table.

Conference Call and Supplemental Information
The Company will host a teleconference on Tuesday, October 27, 2015 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 9171783).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 10, 2015 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10070545) or via the web through October 27, 2016 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
FFO
FFO is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis. FFO attributable to stockholders and non-controlling interests convertible into common stock is FFO as further adjusted to exclude net income (loss) attributable to non-controlling interests not convertible into common stock. The Company believes FFO attributable to stockholders and non-controlling interests convertible into common stock is a meaningful supplemental measure that is more reflective of its operating performance by excluding FFO attributable to non-controlling interests not convertible into common stock.

The Company presents FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock as it considers them important supplemental measures of its operating performance and the Company believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators

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420 Lexington Avenue : New York, NY 10170 : 800.468.7526

of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from FFO and FFO attributable to stockholders and non-controlling interests convertible into common stock are significant components in understanding and addressing financial performance. A reconciliation of FFO and FFO attributable to non-controlling interests not convertible into common stock to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above-/below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. See page 12 of the Company’s Supplemental Disclosure for a reconciliation of Same property NOI to Net income attributable to common stockholders.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 519 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its ongoing “Raising the Bar” program which involves strategic

420 Lexington Avenue : New York, NY 10170 : 800.468.7526

leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	9/30/15	12/31/14
Assets
Real estate
Land	$2,015,176	$2,000,415
Buildings and improvements	8,895,181	8,801,834
	10,910,357	10,802,249
Accumulated depreciation and amortization	(1,798,676)	(1,549,234)
Real estate, net	9,111,681	9,253,015
Investments in and advances to unconsolidated joint ventures	5,047	5,072
Cash and cash equivalents	37,983	60,595
Restricted cash	52,763	53,164
Marketable securities	24,589	20,315
Receivables, net of allowance for doubtful accounts of $14,500 and $14,070	171,914	182,424
Deferred charges and prepaid expenses, net	106,512	94,269
Other assets	17,134	13,059
Total assets	$9,527,623	$9,681,913

Liabilities
Debt obligations, net	$5,969,336	$6,022,508
Accounts payable, accrued expenses and other liabilities	626,600	679,102
Total liabilities	6,595,936	6,701,610

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
298,488,602 and 296,552,142 shares outstanding	2,985	2,966
Additional paid in capital	3,260,930	3,223,941
Accumulated other comprehensive loss	(6,227)	(4,435)
Distributions in excess of net income/loss	(382,797)	(318,762)
Total stockholders' equity	2,874,891	2,903,710
Non-controlling interests	56,796	76,593
Total equity	2,931,687	2,980,303
Total liabilities and equity	$9,527,623	$9,681,913

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Actual Results			Actual Results	Pro Forma		Actual Results
	Three Months Ended			Nine Months Ended			Nine Months
	9/30/15		9/30/14	9/30/15	9/30/14		Ended 9/30/14

Revenues
Rental income	$245,829		$240,820	$733,429	$717,975		$717,975
Expense reimbursements	65,304		63,479	200,570	197,730		197,730
Other revenues	1,892		2,170	6,430	6,290		6,290
Total revenues	313,025	—	306,469	940,429	921,995		921,995

Operating expenses
Operating costs	27,952		28,792	93,779	95,556		95,556
Real estate taxes	45,472		44,346	133,635	132,592		132,592
Depreciation and amortization	102,439		111,104	315,424	333,924		333,924
Provision for doubtful accounts	1,953		2,771	6,973	8,617		8,617
Impairment of real estate assets	—		—	807	—		—
General and administrative	22,030		19,624	73,030	59,221		59,221
Total operating expenses	199,846	—	206,637	623,648	629,910		629,910

Other income (expense)
Dividends and interest	57		169	241	436		436
Interest expense	(61,567)		(65,545)	(186,289)	(199,464)		(199,464)
Gain on sale of real estate assets	—		—	9,224	378		378
Gain (loss) on extinguishment of debt, net	137		460	922	(2,573)		(2,573)
Other	2,880		(1,205)	(115)	(5,335)		(5,335)
Total other expense	(58,493)	—	(66,121)	(176,017)	(206,558)		(206,558)

Income before equity in income of unconsolidated joint ventures	54,686		33,711	140,764	85,527		85,527
Equity in income of unconsolidated joint ventures	133		112	358	316		248
Gain on disposition of investments in unconsolidated joint ventures	—		—	—	—		1,820
Income from continuing operations	54,819	—	33,823	141,122	85,843		87,595

Discontinued operations
Income from discontinued operations	—		41	—	94		4,881
Gain on disposition of operating properties	—		—	—	—		14,426
Income from discontinued operations	—		41	—	94		19,307
Net income	54,819	—	33,864	141,122	85,937		106,902
Net income attributable to non-controlling interests	(1,046)		(6,834)	(2,814)	(19,983)		(40,998)
Net income attributable to common stockholders	$53,773		$27,030	$138,308	$65,954	#	$65,904

Per common share:
Income from continuing operations:
Basic	$0.18		$0.11	$0.46	$0.28		$0.28
Diluted	$0.18		$0.11	$0.46	$0.28		$0.28
Net income attributable to common stockholders:
Basic	$0.18		$0.11	$0.46	$0.28		$0.28
Diluted	$0.18		$0.11	$0.46	$0.28		$0.28
Weighted average shares:
Basic	298,464		244,078	297,714	233,781		233,781
Diluted	298,936		244,835	304,706	234,920		234,920

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RECONCILIATION OF NET INCOME TO FFO
Unaudited, dollars in thousands, except per share amounts

	Actual Results		Actual Results	Pro Forma	Actual Results
	Three Months Ended		Nine Months Ended		Nine Months
	9/30/15	9/30/14	9/30/15	9/30/14	Ended 9/30/14

Net income	$54,819	$33,864	$141,122	$85,937	$106,902
Gain on disposition of operating properties	—	—	(9,224)	(378)	(14,804)
Gain on disposition of unconsolidated joint ventures	—	—	—	—	(1,820)
Depreciation and amortization- real estate related- continuing operations	101,360	110,582	311,637	332,126	332,126
Depreciation and amortization- real estate related- discontinued operations	—	46	—	160	591
Depreciation and amortization- real estate related- unconsolidated joint ventures	16	23	59	64	146
Impairment of real estate assets	—	—	807	—	—
FFO	156,195	144,515	444,401	417,909	423,141
Adjustments attributable to non-controlling interests not convertible into common stock	—	(322)	—	(966)	(6,200)
FFO attributable to stockholders and non-controlling interests convertible into common stock	$156,195	$144,193	$444,401	$416,943	$416,941

FFO per share/OP Unit - diluted	$0.51	$0.47	$1.46	$1.37	$1.37
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,752	304,318	304,716	304,272	304,272

Items that impact FFO comparability
Non-recurring charge related to pre-IPO compensation programs	$—	$—	$(9,875)	$—	$—
Adjustment of tax reserves for pre-IPO transactions	3,949	—	3,949	—	—
Property acquisition expenses	—	—	(1,487)	—	—
Gain (loss) on extinguishment of debt, net	137	460	922	(2,573)	3,501
Total items that impact FFO comparability	$4,086	$460	$(6,491)	$(2,573)	$3,501
Items that impact FFO comparability, net per share	$0.01	$0.00	$(0.02)	$(0.01)	$0.01

Dividends declared per share/OP Unit	$0.225	$0.200	$0.675	$0.600	$0.600
Shares/OP Unit dividends declared	$68,464	$60,846	$205,398	$182,538	$182,538
Share/OP Unit dividend payout ratio (as % of FFO)	43.8%	42.2%	46.2%	43.8%	43.8%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Sub shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

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RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA
STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Nine Months Ended 9/30/14
	Actual Results	Adjustments (1)	Pro Forma
Revenues
Rental income	$717,975	$—	$717,975
Expense reimbursements	197,730	—	197,730
Other revenues	6,290	—	6,290
Total revenues	921,995	—	921,995

Operating expenses
Operating costs	95,556	—	95,556
Real estate taxes	132,592	—	132,592
Depreciation and amortization	333,924	—	333,924
Provision for doubtful accounts	8,617	—	8,617
General and administrative	59,221	—	59,221
Total operating expenses	629,910	—	629,910

Other income (expense)
Dividends and interest	436	—	436
Interest expense	(199,464)	—	(199,464)
Gain on sale of real estate assets	378	—	378
Loss on extinguishment of debt, net	(2,573)	—	(2,573)
Other	(5,335)	—	(5,335)
Total other expense	(206,558)	—	(206,558)

Income before equity in income of unconsolidated joint ventures	85,527	—	85,527
Equity in income of unconsolidated joint ventures	248	68	316
Gain on disposition of investments in unconsolidated joint ventures	1,820	(1,820)	—
Income from continuing operations	87,595	(1,752)	85,843

Discontinued operations
Income from discontinued operations	4,881	(4,787)	94
Gain on disposition of operating properties	14,426	(14,426)	—
Income from discontinued operations	19,307	(19,213)	94

Net income	106,902	(20,965)	85,937
Net income attributable to non-controlling interests	(40,998)	21,015	(19,983)
Net income attributable to common stockholders	$65,904	$50	$65,954

Per common share:
Income from continuing operations:
Basic	$0.28	$—	$0.28
Diluted	$0.28	$—	$0.28
Net income attributable to common stockholders:
Basic	$0.28	$—	$0.28
Diluted	$0.28	$—	$0.28
Weighted average number of vested common shares:
Basic	233,781	—	233,781
Diluted	234,920	—	234,920

(1) Reflects the impact associated with the distribution of 36 of the Excluded Properties during the first quarter of 2014. The pro forma adjustments assume that the distribution of the properties was completed as of January 1, 2014.

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